UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2020

EVANS BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-35021	16-1332767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grimsby Drive
Hamburg, New York	14075
(Address of principal executive offices)	(Zip Code)

(716) 926-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	EVBN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 15, 2020, director Oliver Sommer resigned from the Board of Directors of Evans Bancorp, Inc. and its wholly owned subsidiary, Evans Bank, N.A. Due to a change in professional circumstances and commitments, Mr. Sommer concluded that he needed to step away from his Board obligations at the Company and the Bank. The Board thanks Mr. Sommer for his years of service and significant contributions to the Board, the Company, and the Bank.

Item 9.01.Financial Statements and Exhibits

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

September 17, 2020	By:	/s/ David J. Nasca
Name: David J. Nasca
Title: President and Chief Executive Officer